SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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BADGER PAPER MILLS, INC.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BADGER PAPER MILLS, INC.

SUPPLEMENT TO THE PROXY STATEMENT
DATED APRIL 12, 2004

        The number of exercisable/unexercisable shares of the Company’s common stock underlying Mr. Swanson’s and Mr. Davis’ stock options at the end of fiscal year 2003 were inadvertently reversed in the “2003 Year-End Value Table” included in the Company’s Proxy Statement dated April 12, 2003. The correct information is set forth below:

2003 Year-End Value Table

	Number of Shares Underlying Options at End of Fiscal 2003		Value of Unexercised In-the-Money Options at End of Fiscal 2003[1]
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald E. Swanson[2]	--	50,000	$0	$0
James G. Davis	4,500	--	$0	$0
William H. Peters	2,000	--	$3,600	$0
	2,500	--	$0	$0

1	Reflects the difference between the fair market value of the underlying shares of common stock at the end of fiscal 2003 and the various applicable exercise prices of the officers’ outstanding options. The dollar values do not reflect any options that had an exercise price in excess of the fair market value of the underlying shares at the end of fiscal 2003. The fair market value at the end of fiscal 2003 was $5.50, the closing sale price per share on December 31, 2003, the last trading day of the Company’s fiscal year.

2	33.3% of the options vest and become exercisable on May 1, 2006, 33.3% of the options vest and become exercisable on May 1, 2007, 33.4% of the options vest and become exercisable on May 1, 2008.

The date of this Supplement is May 11, 2004.